As filed with the Securities and Exchange Commission on July 27, 2016

Registration No. 333-182161
Registration No. 333-162108
Registration No. 333-106933
Registration No. 333-97787
Registration No. 333-87092
Registration No. 333-47326
Registration No. 333-38258
Registration No. 333-38236

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-182161
FORM S-8 REGISTRATION STATEMENT NO. 333-162108
FORM S-8 REGISTRATION STATEMENT NO. 333-106933
FORM S-8 REGISTRATION STATEMENT NO. 333-97787
FORM S-8 REGISTRATION STATEMENT NO. 333-87092
FORM S-8 REGISTRATION STATEMENT NO. 333-47326
FORM S-8 REGISTRATION STATEMENT NO. 333-38258
FORM S-8 REGISTRATION STATEMENT NO. 333-38236

UNDER
THE SECURITIES ACT OF 1933
______________________________

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

370 Knollwood Street
Winston-Salem, North Carolina	27103
(Address of principal executive offices)	(Zip Code)

KRISPY KREME DOUGHNUTS, INC. 2012 STOCK INCENTIVE PLAN
KRISPY KREME DOUGHNUTS, INC. 2000 STOCK INCENTIVE PLAN
MONTANA MILLS BREAD CO., INC. 1998 EMPLOYEE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
KRISPY KREME DOUGHNUTS, INC. EMPLOYEE STOCK PURCHASE PLAN
KRISPY KREME PROFIT-SHARING STOCK OWNERSHIP PLAN
KRISPY KREME DOUGHNUT CORPORATION NONQUALIFIED STOCK OWNERSHIP PLAN
KRISPY KREME DOUGHNUT CORPORATION 1998 STOCK OPTION PLAN

(Full title of plan)

Price Cooper
Chief Financial Officer
Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina 27103
(Name and address of agent for service)

(336) 725-2981
(Telephone number, including area code, of agent of service)
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☑	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENTS

This Post-Effective Amendment (the “Post-Effective Amendment”), constitutes Amendment No. 1 to the registration statements on Form S-8 (the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission:

●	Registration Statement No. 333-182161, relating to the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan;
●	Registration Statement No. 333-162108, relating to the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan;
●	Registration Statement No. 333-106933, relating to the Montana Mills Bread Co., Inc. 1998 Employee and Non-Employee Director Stock Option Plan;
●	Registration Statements No. 333-97787 and 333-47326, relating to the Kreme Doughnuts, Inc. 2012 Stock Incentive Plan;
●	Registration Statement No. 333-87092, relating to the Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan;
●	Registration Statement No. 38258, relating to the Krispy Kreme Profit-Sharing Stock Ownership Plan and Krispy Kreme Doughnut Corporation Nonqualified Stock Ownership Plan; and
●	Registration Statement No. 333-38236, relating to the Krispy Kreme Doughnut Corporation 1998 Stock Option Plan.

On July 27, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 8, 2016 by and among the Registrant, Cotton Parent, Inc., a Delaware corporation (“Parent”), Cotton Merger Sub Inc., a North Carolina corporation and wholly owned subsidiary of Parent (“Merger Sub”) and JAB Holdings B.V., a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability), Merger Sub merged with and into the Registrant (the “Merger”), the Registrant became a wholly-owned subsidiary of Parent, and all outstanding shares of common stock of the Registrant were converted into the right to receive $21.00 per share in cash.

As a result of the Merger, the Registrant terminated any and all offerings of its securities pursuant to the Registration Statements, and in accordance with undertakings made by the Registrant in the Registration Statements, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares previously registered under the Registration Statements and issuable under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of July, 2016.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ G. Price Cooper, IV
	Name:	G. Price Cooper, IV
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.